ITEM 7.  EXHIBITS


                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                          Certified Public Accountants
                               888 Seventh Avenue
                            New York, New York 10106
                               Tel: (212) 757-8400
                               Fax: (212) 757-6124



August 22, 1999

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


                  Re: UTG COMMUNICATIONS INTERNATIONAL, INC.

To Whom it May concern:

This is to confirm that our dismissal as auditor of UTG's financial statements is not due to any disagreements on any matter, transaction or event, with respect to accounting principals or practices, financial statements, disclosure or auditing scope or procedure, at any time during our engagement as auditor of UTG's financial statements.

None of our reports on the financial statements contains an adverse opinion or disclaimer of opinion, nor was any financial statement qualified or modified as to uncertainty, audit scope, or accounting principals.

We understand this letter will be filed as an exhibit to UTG's report on Form
8-K.

/s/ MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
--------------------------------------------
Merdinger, Fruchter, Rosen & Corso, PC


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                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                          Certified Public Accountants
                               888 Seventh Avenue
                            New York, New York 10106
                               Tel: (212) 757-8400
                               Fax: (212) 757-6124






August 22, 20001

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

                  Re:  UTG Communications International, Inc.

Dear Sir/Madam:

We have been furnished with a copy of the Form 8-K for the event that occurred on August 22, 2001, to be filed by our former client, UTG Communications International, Inc. We agree with the statements made in that Form insofar as they relate to our firm.

Very truly  yours,


/s/
---------------------------------
Merdinger, Fruchter, Rosen & Corso, PC


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